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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported):       November 6, 1998
                                                 ------------------------------


                            LAMALIE ASSOCIATES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                     0-22645                  59-2776441
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              file number)           Identification No.)


   200 Park Avenue New York, New York                           10166-0136
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(Address of principal executive offices)                        (Zip code)



                                 (212) 953-7900
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                        (Registrant's telephone number)



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ITEM 5. OTHER EVENTS.


      The Company's Board of Directors has declared a dividend distribution of one preferred stock purchase right (a "Right") for each share of Common Stock of the Company ("Common Stock"), par value $.01 per share, outstanding at the close of business on November 16, 1998 (the "Record Date"), pursuant to the terms of a Stockholder Rights Agreement (the "Rights Agreement") dated as of November 6, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent. Subject to specified exceptions and limitations, shares of Common Stock issued or delivered after the Record Date also will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.2 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.


                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          LAMALIE ASSOCIATES, INC.




Date: November 6, 1998                    By: /s/ Philip R. Albright
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                               INDEX TO EXHIBITS

Exhibit
Number       Description
-------      -----------
  4.2        Stockholder Rights Agreement (including a Form of Articles of
             Amendment of the Registrant's Articles of Incorporation to
             authorize shares of Series A Junior Participating Preferred
             Stock pursuant to the Stockholder Rights Agreement as Exhibit
             A thereto, a Form of Right Certificate as Exhibit B thereto, and a Summary of Stockholder Rights Agreement as Exhibit C
             thereto)

 99.1        Press release, dated November 6, 1998, announcing the
             Stockholder Rights Agreement and dividend distribution of the Rights thereunder

 99.2 Form of letter to stockholders, to be dated November 16, 1998, announcing the Stockholder Rights Agreement and dividend distribution of the Rights thereunder